UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2023

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2023, Healthcare Trust, Inc. (the “Company”), through certain subsidiaries (collectively, the “Borrowers”) of its operating partnership, Healthcare Trust Operating Partnership, L.P. (the “OP”), entered into a non-recourse Loan Agreement (the “Loan Agreement”), with (i) Barclays Capital Real Estate Inc., (ii) Société Générale Financial Corporation and (iii) KeyBank National Association (each individually, a “Lender,” and collectively, the “Lenders”), in the aggregate amount of $240 million (the “Loan”). In connection with the Loan Agreement, the OP entered into a Guaranty Agreement (the “Guaranty”) and an Environmental Indemnity Agreement (the “Environmental Indemnity”) for the benefit of the Lenders.

The Loan is secured by, among other things, first priority mortgages on the Borrowers’ interests in 62 medical office buildings. The Loan has a 10-year term and is interest-only at a fixed rate of 6.453% per year. The Loan Agreement requires the Company to pay interest on a monthly basis with the principal balance due on the maturity date of June 6, 2033. The Loan Agreement requires the OP to comply with certain covenants, including, among other things, a requirement to maintain at all times a combination of cash and cash equivalents totaling at least $12.5 million.

The Company may prepay the Loan, in whole (or in part, subject to the satisfaction of the partial release conditions in Section 2.5.2 of the Loan Agreement) at any time after one year from closing, with no less than thirty days prior written notice to Lender, subject to a pre-payment premium equal to the Yield Maintenance Premium (as defined in the Loan Agreement). In addition, following the earlier of May 24, 2026 and the date that is two years after the securitization of the Loan, the Borrowers may prepay the Loan utilizing Defeasance as provided for in the Loan Agreement. Notwithstanding the foregoing, the loan may be prepaid at par during the final six months of the Loan term.

At the closing of the Loan, the Company applied approximately $196 million of the Loan proceeds to repay and terminate the Company’s existing credit facility (the “Credit Facility”). The Company also terminated its interest rate swap contracts that formerly hedged interest rate changes under the Credit Facility. The remaining proceeds of approximately $39 million (after the payment of Loan closing costs and reimbursement of deposits) are available for general corporate purposes, subject to the terms of the Loan Agreement. Additionally, by terminating the Credit Facility, the Company is no longer subject to certain restrictive covenants under the credit agreement.

Pursuant to the Guaranty, the OP has (i) guaranteed the full repayment of the Loan in the case of certain major defaults by a Borrower or the OP, including bankruptcy, and (ii) indemnified the Lenders against losses, costs or liabilities related to certain other “bad boy” acts of any Borrower or the OP, including fraud, willful misconduct, bad faith, and gross negligence. Pursuant to the Environmental Indemnity, the OP and the Borrowers have indemnified the Lenders against losses, costs or liabilities related to certain environmental matters.

The descriptions in this Current Report on Form 8-K of the Loan Agreement, the Guaranty and the Environmental Indemnity are summaries and are qualified in their entirety by the terms of the Loan Agreement, the Guaranty and the Environmental Indemnity. Copies of the Loan Agreement, the Guaranty and the Environmental Indemnity are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Credit Facility is incorporated herein by reference.

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 31, 2023, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of May 24, 2023, among the borrower entities party thereto, Barclays Capital Real Estate Inc., Société Générale Financial Corporation, and KeyBank National Association.
10.2	Guaranty Agreement, dated as of May 24, 2023, by Healthcare Trust Operating Partnership, L.P. in favor of Barclays Capital Real Estate Inc., Société Générale Financial Corporation, and KeyBank National Association.
10.3	Environmental Indemnity Agreement, dated as of May 24, 2023, by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Barclays Capital Real Estate Inc., Société Générale Financial Corporation, and KeyBank National Association.
99.1	Press Release dated May 31, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: May 31, 2023	By:	/s/ Scott M. Lappetito
Scott M. Lappetito Chief Financial Officer, Secretary and Treasurer